UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

Mayville Engineering Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-38894	39-0944729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

715 South Street, Mayville, Wisconsin 53050

(Address of principal executive offices, including zip code)

(920) 387-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On May 13, 2019, Mayville Engineering Company, Inc. (the “Company”) used a portion of the proceeds from its initial public offering of common stock to repay all of its outstanding obligations under the Senior Subordinated Credit Agreement (the “Subordinated Credit Agreement”), dated as of December 14, 2018, by and among the Company, the lenders from time to time party thereto, and Wells Fargo Strategic Capital, Inc., as administrative agent for the lenders.

The Subordinated Credit Agreement provided the Company with a $25.0 million term loan facility. In connection with the termination of the Subordinated Credit Agreement, the Company paid the principal balance of $25.0 million, approximately $105,000 in accrued interest and $750,000 in prepayment premium. Absent termination, any borrowings under the Subordinated Credit Agreement would have matured and been payable on June 14, 2024. The Company’s borrowings under the Subordinated Credit Agreement bore interest at a rate equal to 9.0% plus the higher of (i) 1.50% per annum and (ii) London Interbank Offer Rate divided by 1.00 minus the Eurodollar Reserve Percentage.

Some of the lenders under the Subordinated Credit Agreement and/or their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number

10.1	First Amendment to Credit Agreement, effective as of May 12, 2019, by and among Mayville Engineering Company, Inc., the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYVILLE ENGINEERING COMPANY, INC.

Date: May 17, 2019	By:	/s/ Robert D. Kamphuis
Robert D. Kamphuis
Chairman, President and Chief Executive Officer